EXHIBIT 10.1


                             THE TIMKEN COMPANY

                     DIRECTOR DEFERRED COMPENSATION PLAN


     The Timken Company hereby establishes, effective as of February 4, 2000,

the Director Deferred Compensation Plan for the Company.  Such Plan provides

Directors with the opportunity to defer Compensation payable in cash,

Common Shares or Restricted Shares in accordance with the provisions of this Plan.

                                 ARTICLE I

                                DEFINITIONS

      For the purposes hereof, the following words and phrases shall have the meanings indicated.

     1.   "Account" shall mean a bookkeeping account in which Compensation which is deferred by a Participant shall be recorded and to which dividends,

distributions, gains, losses and earnings may be credited in accordance with the Plan.

     2.   "Beneficiary" or "Beneficiaries" shall mean the person or persons designated by a Participant in accordance with the Plan to receive payment of the remaining balance of the Participant's Account in the event of the death of the Participant prior to receipt of the entire amount credited to the Participant's Account.

     3.   "Board" shall mean the Board of Directors of the Company.

     4.   "Code" shall mean the Internal Revenue Code of 1986, as amended.

     5.   "Change in Control" shall mean that:


          (i)  All or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized into or with another corporation or entity, with the result that upon conclusion of the transaction less than

51 percent of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the acquiring corporation or entity is owned, directly or indirectly, by the shareholders of the Company generally prior to the transaction; or

          (ii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report thereto), as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or

Section 14(d)(2) of the Exchange Act) has become the beneficial owner

(as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation thereto under the Exchange Act) of securities representing 30 percent or more of the combined voting power of the then-

outstanding voting securities of the Company; or

          (iii)     The Company shall file a report or proxy statement with

the Securities and Exchange Commission (the "SEC") pursuant to the Exchange

Act disclosing in response to Item 1 of Form 8-K thereunder or Item 5(f) of

Schedule 14A thereunder (or any successor schedule, form, report of item thereto) that a change in control of the Company has or may have occurred,

or will or may occur in the future, pursuant to any then-existing contract or transaction; or

          (iv) The individuals who constituted the Board at the beginning of any period of two consecutive calendar years cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company's shareholders of each new member of the Board was approved by a vote of at least two-thirds of the members of the Board still in office who were members of the Board at the beginning of any such period.

     6.   "Committee" shall mean the Compensation Committee of the Board or such other Committee as may be authorized by the Board to administer the Plan.

     7.   "Common Shares" shall mean shares of common stock without par value of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 9 of

Article II of the Plan.

     8.   "Company" shall mean The Timken Company and its successors,

including, without limitation, the surviving corporation resulting from any merger or consolidation of The Timken Company with any other corporation or corporations.

     9.   "Compensation" shall mean (i) cash compensation earned as a

Director, including retainer and committee fees, and (ii) incentive compensation payable in the form of Common Shares or Restricted Shares pursuant to the Long-Term Incentive Plan or any similar plan approved by the Committee for purposes of this Plan.

     10.  "Director" shall mean any member of the Board.

     11.  "Election Agreement" shall mean an agreement in substantially the form attached hereto as Exhibit A, as modified from time to time by the

Company.

     12.  "Insolvent" shall mean that the Company has become subject to a pending voluntary or involuntary proceeding under the United States Bankruptcy

Code or has become unable to pay its debts as they mature.

     13.  "Long-Term Incentive Plan" shall mean The Timken Company Long-Term

Incentive Plan, as amended from time to time, or any similar long-term incentive plan.

     14.  "Participant" shall mean any Director who has at any time elected to defer the receipt of Compensation in accordance with the Plan.


     15.  "Plan" shall mean this deferred compensation plan, which shall be known as the Director Deferred Compensation Plan for The Timken Company.

     16.  "Restricted Shares" shall mean Common Shares granted pursuant to

Section 9 of the Long-Term Incentive Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer has expired.

     17.  "Year" shall mean a calendar year.



                                 ARTICLE II

                              ELECTION TO DEFER

     1.   Eligibility.  A Director may elect to defer receipt of all or a specified part of his or her Compensation for any Year in accordance with

Section 2 of this Article.  A Director's entitlement to defer shall cease with respect to the Year following the Year in which he or she ceases to be a Director.

     2.   Election to Defer.  A Director who desires to defer all or part of his or her Compensation pursuant to this Plan must complete and deliver an

Election Agreement to the Director of Compensation and Benefits or the

Corporate Secretary of the Company prior to the beginning of the first year of service for which such Compensation is payable; provided, however, that in the first year in which an individual becomes a Director, the individual may deliver an Election Agreement to the Director of Compensation and Benefits or

Corporate Secretary of the Company, with respect to Compensation for services to be earned subsequent to filing of such Election Agreement within 30 days after the individual becomes a Director; and provided further that, with respect to Compensation for services to be earned in 2000, the individual may deliver an Election Agreement to the Director of Compensation and Benefits or

Corporate Secretary of the Company on or prior to February 29, 2000, with respect to Compensation for services to be earned

in 2000 subsequent to the filing of such Election Agreement.  A Director who timely delivers an Election Agreement to the Director of Compensation

and Benefits or Corporate Secretary of the Company shall be a Participant.

An Election Agreement that is timely delivered shall be effective for the succeeding Year, and except as otherwise specified by a Director in his or her

Election Agreement, the Election Agreement shall continue to be effective from

Year to Year until revoked or modified by written notice to the Director of

Compensation and Benefits or Corporate Secretary of the Company or until terminated automatically upon either the termination of the Plan or the

Company becoming Insolvent.  In order to be effective to revoke or modify an election to defer Compensation payable in any particular Year, a revocation or modification must be delivered prior to the beginning of the Year of service for which such Compensation is payable.

     3.   Amount Deferred; Period of Deferral.  A Participant shall designate on the Election Agreement the percentage or the dollar amount of his or her

Compensation that is to be deferred.  A Participant may specify in the

Election Agreement that different percentages or dollar amounts shall apply to different compensation plans or different forms of payment, i.e., cash,

Common Shares or Restricted Shares.  The applicable percentage(s) or dollar amount(s) of Compensation shall be deferred until the earlier to occur of

(i) the date the Participant ceases to be a Director by death, retirement or otherwise or (ii) the date specified by the Participant in the Election

Agreement, including a date determined by reference to the date the

Participant ceases to be a Director by death, retirement or otherwise.

     4.   Accounts.

          (i)  Cash Compensation that a Participant elects to defer shall be treated as if it were set aside in an Account on the date the Compensation would otherwise have been paid to the Participant.  A Participant's Account shall be credited with gains, losses and earnings based on hypothetical investment directions made by the Participant, in accordance with investment deferral crediting options and procedures adopted by the Committee from time to time.  The investment deferred crediting options shall include (x) a hypothetical Common Shares fund and (y) a hypothetical cash fund.  To the extent a Participant chooses the hypothetical Common Share fund, the deferred cash Compensation shall be deemed to be invested in that number of whole and fractional Common Shares determined by dividing the amount of cash

Compensation to be deferred by the fair market value per share of such Common

Shares on the date such cash Compensation would otherwise be paid.  A

Participant's Account shall be credited from time to time with additional cash amounts equal to dividends or other distributions paid on the number of Common

Shares reflected in the Account.  Any additional cash amounts shall be credited with gains, losses and earnings based on hypothetical investment directions made by the Participant, including deemed investment in the hypothetical Common Shares fund.  To the extent a Participant chooses the hypothetical cash fund, such amounts, unless otherwise determined by the

Committee, shall be credited with interest computed quarterly on the lowest balance in the Account during such quarter at the prime rate in effect according to The Wall Street Journal on the last day of such quarter plus 1%.

A  Participant may change such hypothetical investment directions pursuant to such procedures adopted by the Committee from time to time.  The Company specifically retains the right in its sole discretion to change the investment deferral crediting options and procedures from time to time.  By electing to defer any amount pursuant to the Plan, each Participant shall thereby acknowledge and agree that the Company is not and shall


not be required to make any investment in connection with the Plan, nor is it required to follow the Participant's hypothetical investment directions in any actual investment it may make or acquire in connection with the Plan or in determining the amount of any actual or contingent liability or obligation of the Company thereunder or relating thereto.  Any amounts credited to a

Participant's Account with respect to which a Participant does not provide investment direction shall be credited with earnings in an amount determined by the Committee in its sole discretion or, if an amount is not so determined,

such amounts shall be credited to the hypothetical cash fund until further ordered by the Committee or the Board of Directors.  A Participant's Account

shall be adjusted as of each business day, except that interest, if any, for a calendar quarter shall be credited on the first day of the following quarter.

          (ii) Compensation payable in the form of Common Shares that a

Participant elects to defer shall be reflected in a separate Account, which shall be credited with the number of Common Shares that would otherwise have been issued or transferred and delivered to the Participant.  Such Account shall be credited from time to time with amounts equal to dividends or other distributions paid on the number of Common Shares reflected in such Account,

and such Account shall be credited with gains, losses and earnings on cash amounts credited to such Account from time to time in the manner provided in

Subsection (i) above with respect to cash Compensation.

          (iii)     To the extent a Participant elects deferral with respect

to Restricted Shares, the Participant agrees to forego his award of Restricted

Shares and instead a separate Account for the Participant will be credited with the number of Common Shares that would otherwise have been covered by the foregone award of Restricted Shares.  The number of Common Shares credited to the Participant's Account shall become vested and nonforfeitable on the same date that

the corresponding Restricted Shares would have become vested.  A Participant shall elect a payment date for the number of Common Shares credited to his

Account that is no earlier than the later of (x) date on which the number of Common Shares credited to his Account shall become vested and (y) three years from the date of the award.  Such Account shall be credited from time to time with amounts equal to dividends or other distributions paid on the number of Common Shares reflected in such Account, and such Account shall be credited with gains, losses and earnings on cash amounts credited to such Account from time to time in the manner provided in Subsection (i) above with respect to cash Compensation.

     5.   Payment of Accounts.  The amounts in Participants' Accounts shall be paid as provided in this Section 5.

          (i)  The amount of a Participant's Account attributable to deferral of cash Compensation (including any amount that is deemed to be invested in a hypothetical Common Shares fund) shall be paid to the Participant in cash in a lump sum or in a number of approximately equal quarterly installments (based on initial value), not to exceed 40, as designated by the Participant in the

Election Agreement.  The amount of such Account remaining unpaid shall continue to be credited with gains, losses and earnings, as provided in

Section 4 of this Article.  The lump sum payment or the first quarterly installment, as the case may be, shall be made as soon as practicable following the end of the period of deferral as specified in Section 3 of this

Article.

          (ii) The number of Common Shares in a Participant's Account attributable to deferral of Compensation payable in the form of Common Shares or Restricted Shares shall be issued or transferred to the Participant in

Common Shares in one installment or in a number of approximately equal quarterly installments, not to exceed 40, as designated by the Participant in the Election Agreement.  The one installment or first quarterly installment, as the case may be,

shall be made as soon as practicable following the end of the period of deferral as specified in Section 3 of this Article.  All amounts credited to such Account in respect of dividends, distributions and gains, losses and earnings thereon as provided in Subsections (ii) or (iii) of Section 4 of this

Article shall likewise be paid to the Participant at the same time the shares causing the dividend, distribution or interest are transferred to the

Participant.

     6.   Death of a Participant.  In the event of the death of a Participant,

the amount of the Participant's Account or Accounts shall be paid to the

Beneficiary or Beneficiaries designated in a writing substantially in the form attached hereto as Exhibit B (the "Beneficiary Designation"), in accordance with the Participant's Election Agreement and Section 5 of this

Article.  A Participant's Beneficiary Designation may be changed at any time prior to his or her death by the execution and delivery of a new Beneficiary

Designation.  The Beneficiary Designation on file with the Company that bears the latest date at the time of the Participant's death shall govern.  In the absence of a Beneficiary Designation or the failure of any Beneficiary to survive the Participant, the amount of the Participant's Account or Accounts shall be paid to the Participant's estate in a lump sum 90 days after the appointment of an executor or administrator.  In the event of the death of the Beneficiary or Beneficiaries after the death of a Participant, the remaining amount of the Account or Accounts shall be paid in a lump sum to the estate of the last Beneficiary to receive payments 90 days after the appointment of an executor or administrator.

     7.   Small Payments.  Notwithstanding the foregoing, if installment payments elected by a Participant would result in a payment with a value of less than $500, or if the total Account has a value of less than $5,000, the entire amount of the Participant's Account or Accounts may at the discretion of the Company be paid in a lump sum to the Participant or Beneficiary in accordance with Section 6 of this Article.

     8.   Acceleration.  Notwithstanding the provisions of the foregoing:

(i) if a Change in Control occurs, the amount of each Participant's Account or Accounts shall immediately be paid to the Participant in full; (ii) in the event of an unforeseeable emergency, as defined in section 1.457-2(h)(4)

and (5) of the Income Tax Regulations, that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if acceleration were not permitted, the

Committee may in its sole discretion accelerate the payment to the Participant or Beneficiary of the amount of his or her Account or Accounts, but only up to the amount necessary to meet the emergency.

     9.   Adjustments.  The Committee may make or provide for such adjustments in the numbers of Common Shares credited to Participants' Accounts, and in the kind of shares so credited, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from

(i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger,

consolidation, spin-off, split-off, spin-out, split-up, reorganization,

partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.

Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all Common Shares deliverable under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances.

     10.  Fractional Shares.  The Company shall not be required to issue any fractional Common Shares pursuant to this Plan.  The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.


                                 ARTICLE III

                                ADMINISTRATION

         The Company, through the Committee, shall be responsible for the general administration of the Plan and for carrying out the provisions hereof.

The Committee shall have all such powers as may be necessary to carry out the provisions of the Plan, including the power to (i) determine all questions relating to eligibility for participation in the Plan and the amount in the

Account or Accounts of any Participant and all questions pertaining to claims for benefits and procedures for claim review, (ii) resolve all other questions arising under the Plan, including any questions of construction, and (iii) take such further action as the Company shall deem advisable in the administration of the Plan.  The actions taken and the decisions made by the Committee hereunder shall be final and binding upon all interested parties.


                                 ARTICLE IV

                          AMENDMENT AND TERMINATION

         The Company reserves the right to amend or terminate the Plan at any time by action of the Board; provided, however, that no such action shall adversely affect any Participant or Beneficiary who has an Account, or result in the acceleration of payment of the amount of any Account (except as otherwise permitted under the Plan), without the consent of the Participant or Beneficiary.


                                 ARTICLE V

                               MISCELLANEOUS

     1.   Non-alienation of Deferred Compensation.  Except as permitted by this

Plan, no right or interest under this Plan of any Participant or Beneficiary shall, without the written consent of the Company, be (i) assignable or transferable in any manner, (ii) subject to alienation, anticipation, sale,

pledge, encumbrance, attachment, garnishment or other legal process or

(iii) in any manner liable for or subject to the debts or liabilities of the

Participant or Beneficiary.

     2.   Interest of Director.  The obligation of the Company under the Plan to make payment of amounts reflected in an Account merely constitutes the unsecured promise of the Company to make payments from its general assets or in the form of its Common Shares, as the case may be, as provided herein,

and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Company.  It is the intention of the

Company that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.  The Company may create a trust to hold funds, Common Shares or other securities to be used in payment of its obligations under the Plan, and may fund such trust; provided, however, that any funds contained therein shall remain liable for the claims of the Company's general creditors.

     3.   Claims of Other Persons.  The provisions of the Plan shall in no event be construed as giving any other person, firm or corporation any legal or equitable right as against the Company or the officers, employees or

Directors of the Company, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

     4.   Severability.  The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the

Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

     5.   Governing Law.  Except to the extent preempted by federal law, the provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

    6.   Relationship to Other Plans.  This Plan is intended to serve the purposes of and to be consistent with the Long-Term Incentive Plan and any similar plan approved by the Committee for purposes of this Plan.  The issuance or transfer of Common Shares pursuant to this Plan shall be subject in all respects to the terms and conditions of the Long-Term Incentive Plan and any other such plan.  Without limiting the generality of the foregoing,

Common Shares credited to the Accounts of Participants pursuant to this Plan as a result of the deferral of Compensation payable in Common Shares or

Restricted Shares shall be taken into account for purposes of Section 3 of the

Long-Term Incentive Plan (Shares Available Under the Plan) and for purposes of the corresponding provisions of any other such plan.


                                                     EXHIBIT A
                                               (Continuing Directors)



       THE TIMKEN COMPANY DIRECTOR DEFERRED COMPENSATION PLAN
                         ELECTION AGREEMENT

          I, ______________________, hereby elect to participate in the Director Deferred Compensation Plan for The Timken Company (the "Plan") with respect to the Compensation that I may receive beginning April 1, 2000.

          I hereby elect to defer payment of the Compensation which I otherwise would be entitled to receive as follows:

       Deferral of Cash               Deferral of Common Shares

1.  Percentage or dollar amount    1.  Percentage or dollar amount
of Board retainer and Committee    value of Common Shares payable
fees, if any, payable (a) in       as a result of the annual
2000 only [ ] or (b) in 2000       automatic award (a) in 2000
and in later years [ ] (check      only [  ] or (b) in 2000 and in
one):                              later years [  ] (check one):

     25%  [  ] 100% [  ]                25% [  ]       100% [  ]
     50%  [  ] ___% [  ]                50% [  ]       ___% [  ]

              $___  [  ]           __shares [  ]      $___  [  ]

2.  Percentage of deferred         2.   Percentage of dividend
amount to be invested in Common    equivalents to be invested in
Shares fund and/or cash fund       Common Shares fund and/or cash
(total of percentages must         fund (total of percentages must
equal 100%):                       equal 100%):

a.   Common Shares fund ____%      a.    Common Shares fund ____%
b.   Cash fund ____%               b.    Cash fund ____%

3.   To the extent of any          3.  Please make payment of the
election to Common Shares fund,    above specified Compensation
percentage of dividend             together with all accrued
equivalents to be invested in      amounts reflected in my Account
Common Shares fund and/or cash     as follows:
fund (total of percentages must
equal 100%):                       a.   Pay in lump sum [  ]
                                   b.   Pay in __ approximately
a.   Common Shares fund _____%          equal quarterly installments
b.   Cash fund _____%                   (based on inital value) [  ]

4.  Please make payment of the     4.  Please defer my receipt of
above specified cash               Common Shares together with the
Compensation together with all     cash credited to my Account
accrued amounts reflected in my    equal to dividends or other
Account as follows:                distributions paid on the
                                   number of shares reflected in
a.   Pay in lump sum [  ]          such Account, together with all
b.   Pay in ___ approximately      accrued amounts, as follows:
     equal quarterly installments
     (based on initial value) [  ]
                                   a. Defer until the date I cease
5.  Please defer payment or           to be a Director [  ]
make payment of first              b. Defer until _____[  ]
installment as follows:               (specify date or number of
                                      years following termination as
a.   Defer until the date I           member of the Board)
     cease to be a Director [  ]
b.   Defer until _________ [  ]
     (specify date or number of
     years following
     termination as member of
     the Board)


          I acknowledge that I have reviewed the Plan and understand that my participation will be subject to the terms and conditions contained in the Plan. Capitalized terms used, but not otherwise defined, in this Election Agreement shall have the respective meanings assigned to them in the Plan.

          I understand that (i) this Election Agreement shall continue to be effective from Year to Year except as specified above and except as otherwise provided in the Plan and (ii) in order to be effective to revoke or modify this Election Agreement with respect to Compensation otherwise payable in a particular Year, a revocation or modification must be delivered to the Director of Compensation and Benefits or Corporate Secretary of the Company prior to the beginning of the first Year of service for which such Compensation is payable.

          I acknowledge that I have been advised to consult with my own financial, tax, estate planning and legal advisors before making this election to defer in order to determine the tax effects and other implications of my participation in the Plan.

Dated this _____day of _________, 2000.


____________________________           _________________________________
(Signature)                                  (Print or type name)


                                                            EXHIBIT A
                                                      (New Directors)
       THE TIMKEN COMPANY DIRECTOR DEFERRED COMPENSATION PLAN
                         ELECTION AGREEMENT

          I, _______________________________, hereby elect to participate in the Director Deferred Compensation Plan for The Timken Company (the
"Plan") with respect to the Compensation that I may receive beginning
April 1, 2000. I hereby elect to defer payment of the Compensation which I otherwise would be entitled to receive as follows:

 Deferral of Cash     Deferral of Common         Deferral of
                            Shares            Restricted Shares
1.  Percentage or
dollar amount of     1.  Percentage or      1.  Percentage or
Board retainer and   dollar amount value    dollar amount value
Committee fees, if   of Common Shares       of Restricted
any, payable (a) in  payable as a result    Shares, if any,
2000 only [ ] or     of the annual          payable as a result
(b) in 2000 and in   automatic award (a)    of the one-time
later years [ ]      in 2000 only [  ] or   award received upon
(check one):         (b) in 2000 and in     election to the
                     later years [  ]       Board:
25% [  ] 100% [  ]   (check one):
                                             25% [  ] 100% [  ]
50% [  ] ___% [  ]    25% [  ] 100% [  ]
                                             50% [  ] ___% [  ]
                      50% [  ] ___% [  ]
        $___% [  ]
                                            ___ shares [  ] $[  ]
                      ___ shares [  ] $[  ]
2.  Percentage of
deferred amount to                          2.   Percentage of
be invested in       2.  Percentage of      dividend equivalents
Common Shares fund   dividend equivalents   to be invested in
and/or cash fund     to be invested in      Common Shares fund
(total of            Common Shares fund     and/or cash fund
percentages must     and/or cash fund       (total of
equal 100%):         (total of percentages  percentages must
                     must equal 100%)       equal 100%)
a.   Common Shares
     fund ____%      a.   Common Shares     a.   Common Shares
b.   Cash fund            fund ____%             fund ____%
     ____%                                  b.   Cash fund ____%
                     b.   Cash fund ____%
3.   To the extent                          3.  Please make
  of any election to 3.  Please make        payment of the above
  Common Shares fund,payment of the above   specified
  percentage of      specified              Compensation
  dividend           Compensation together  together with all
  equivalents to be  with all accrued       accrued amounts
  invested in Common amounts reflected in   reflected in my
  Shares fund and/or my Account as          Account as follows:
  cash fund (total offollows:
  percentages must                          a.   Pay in lump sum
  equal 100%):       a.   Pay in lump sum        [  ]
                          [  ]              b.   Pay in __
a.   Common Shares   b.   Pay in __              approximately
     fund ____%           approximately          equal quarterly
                          equal quarterly        installments
b.   Cash fund ____%      installments           (based on
                          (based on initial      initial value)
4.   Please make          value) [  ]            [  ]
payment of the
above specified      4.  Please defer my    4.  Please defer my
cash Compensation    receipt of Common      receipt of Common
Together with all    Shares together with   Shares together with
accrued amounts      the cash credited to   the cash credited to
reflected in my      my Account equal to    my Account equal to
Account as follows:  dividends or other     dividends or other
                     distributions paid on  distributions paid
a.   Pay in lump     the number of shares   on the number of
     sum [  ]        reflected in such      shares reflected in
b.   Pay in __       Account, together      such Account,
     approximately   with all accrued       together with all
     equal           amounts, as follows:   accrued amounts, as
     quarterly                              follows (payment
     installments    a.   Defer until the   date may be no
     (based on            date I cease to   earlier than the
     initial value)       be a Director [  ]later of (x) the
     [  ]            b.   Defer until       date the Restricted
                          ______ [  ]       Shares otherwise
5.  Please defer          (specify          would have become
payment or make           date or number of vested or (y) three
payment of first          years following   years from the date
installment as            termination as    of the award):
follows:                  member of the
                          Board)  [  ]      a.   Defer until the
a.   Defer until                                 date I cease to
     the date I                                  be a Director
     cease to be a                               [  ]
     Director [  ]                          b.   Defer until
b.   Defer until                                 _____ [  ]
     _________ [  ]                              (specify date
     (specify date                               or number of
     or number of                                years following
     years                                       termination as
     following                                   member of the
     termination as                              Board) [  ]
     member of the
     Board)



          I acknowledge that I have reviewed the Plan and understand that my participation will be subject to the terms and conditions contained in the Plan. Capitalized terms used, but not otherwise defined, in this Election Agreement shall have the respective meanings assigned to them in the Plan.

          I understand that (i) this Election Agreement shall continue to be effective from Year to Year except as specified above and except as otherwise provided in the Plan and (ii) in order to be effective to revoke or modify this Election Agreement with respect to Compensation otherwise payable in a particular Year, a revocation or modification must be delivered to the Director of Compensation and Benefits or Corporate Secretary of the Company prior to the beginning of the first Year of service for which such Compensation is payable.

          I acknowledge that I have been advised to consult with my own financial, tax, estate planning and legal advisors before making this election to defer in order to determine the tax effects and other implications of my participation in the Plan.


Dated this ________day of ____________, 2000.


______________________________        _______________________________
(Signature)                                  (Print or type name)


                                                            EXHIBIT B


                 DIRECTOR DEFERRED COMPENSATION PLAN

                         THE TIMKEN COMPANY

                      BENEFICIARY DESIGNATIONS

       In accordance with the terms and conditions of the Director Deferred Compensation Plan of The Timken Company (the "Plan"), I hereby designate the person(s) indicated below as my beneficiary(ies) to receive the amounts payable under said Plan.

     Name

     Address


     Social Sec. Nos. of Beneficiary(ies) ___________

     Relationship(s) ____________________

     Date(s) of Birth ___________________

       In the event that the above-named beneficiary(ies) predecease(s) me, I hereby designate the following person as beneficiary(ies);

     Name

     Address



     Social Sec. Nos. of Beneficiary(ies) ___________

     Relationship(s) ____________________

     Date(s) of Birth ___________________

       I hereby expressly revoke all prior designations of beneficiary(ies), reserve the right to change the beneficiary(ies) herein designated and agree that the rights of said beneficiary(ies) shall be subject to the terms of the Plan. In the event that there is no beneficiary living at the time of my death, I understand that the amounts payable under the Plan will be paid to my estate.


____________________
        Date                                  (Signature)


                                              (Print or type name)